Exhibit 99.1

Contact:

Corinthian Colleges, Inc.
714.427.3000
Dennis Beal, EVP/CFO, Ext. 432

PondelWilkinson Inc.
310.279.5980
Cecilia Wilkinson, Ext. 5970
Rosemary Moothart, Ext. 5968

CORINTHIAN COLLEGES REPORTS STUDENT POPULATION UP 49.9% FOR 2004 FISCAL YEAR

•	Preliminary fourth quarter results are below previous forecasts due to revenue shortfall and higher marketing, advertising, and educational services expenses; company lowers guidance.

•	California Attorney General briefed on three previously settled student lawsuits.

•	Final financial results for fiscal 2004 expected on September 1, 2004.

SANTA ANA, CA, August 2, 2004 — Corinthian Colleges, Inc. (NASDAQ:COCO), one of the largest and fastest-growing post-secondary education companies in North America, announced today that total student population increased 49.9% for the fiscal year ended June 30, 2004. Total student population at year-end was 64,810 compared with 43,229 at year-end fiscal 2003. Same school population increased 15.1% versus the prior year.

Increased Starts

Total starts for the fourth quarter of fiscal 2004 grew 51.0% to 21,258, and for fiscal 2004, total starts grew 55.4% to 88,254 when compared with fiscal 2003. Same-school starts increased 12.3% for the fourth quarter of fiscal 2004 and increased 16.6% for fiscal 2004.

Said David Moore, chairman and chief executive officer: “During the fourth quarter we achieved a remarkable growth rate in student enrollments, although below our expectations. Strong growth, unfortunately, sometimes brings challenges, and there were several during the past quarter that we now believe caused our revenue to fall short of our expectations and earlier guidance. Those factors included changes in lead flow mix among television leads, direct mail leads, newspaper leads and Internet leads; higher than anticipated attrition; negative publicity related to student litigation in Florida; and later than anticipated new branch campus openings.

“I am confident that the company will meet these challenges,” Moore continued. “Our business model remains sound and our management team is committed to meeting our ambitious goals. In particular, we

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recognize the important role that marketing must have at the center of our growth strategy, and, in a separate announcement, have today announced the appointment of Bill Buchanan as executive vice president of marketing, a new position that will report to me. Bill, who joins us with more than 15 years of marketing experience, has expertise in building quality marketing organizations to support high growth companies. He adds additional depth to our team and is a major step forward in achieving our future growth objectives.”

Preliminary Operating Results Discussed

Corinthian Colleges also reported that its preliminary operating results for the 2004 fourth quarter and 2004 fiscal year, as well as expectations for the 2005 fiscal year, are expected to fall below previous guidance.

Said Dennis Beal, executive vice president and chief financial officer: “Based on preliminary indications, fiscal 2004 fourth quarter revenues fell short of our expectations, while educational service expenses and marketing and advertising expenses were higher than expected, partially offset by a reduction in bonus expenses which are included in general and administrative expenses.”

Preliminary results of operations indicate that educational services expenses are expected to be approximately 55.5% of revenues for the fourth quarter of fiscal 2004, compared with approximately 50.8% of revenues for the third fiscal quarter ended March 31, 2004 and compared with 50.0% of revenues for the fourth quarter of fiscal 2003.

Added Beal: “Based on preliminary indications, educational services expenses were higher than expected in the fourth quarter in the ten new branch campuses opened during fiscal 2004, as well as in campuses that were involved in relocations, expansions or major remodels. The increase in educational services was higher than expected in expenses such as salaries and wages, rents and other occupancy expenses, bad debt expense, professional services, classroom supplies and bookstore expenses.”

Preliminary results indicate that marketing and advertising expenses are expected to be approximately 22.7% of revenues for the fourth quarter of fiscal 2004, compared with 22.5% of revenues in the third quarter of fiscal 2004 and compared with 20.3% of revenues in the fourth quarter of fiscal 2003. The increase in marketing and advertising expenses was primarily due to the previously disclosed advertising campaign in April to mitigate adverse publicity related to student lawsuits at the company’s Florida Metropolitan University system and other increased advertising expenses to achieve the company’s new student starts goal for June 2004.

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Preliminary results of operations reflect operating margins of approximately 13.8% of revenues for the fourth quarter of fiscal 2004, compared with 21.1% of revenues for the fourth quarter of last year. Operating margins for the fourth quarter of fiscal 2004 include the previously disclosed facility closing costs related to the two LTU learning centers that were closed in May 2004.

Accordingly, the company anticipates reporting diluted earnings per share of $0.19 or $0.20 for the 2004 fourth fiscal quarter and between $0.86 and $0.87 for fiscal 2004. The company also issued initial guidance for the first quarter of fiscal 2005, ending September 30, 2004, indicating it expects diluted earnings per share to be between $0.17 and $0.19 and that it does not expect to achieve its previously targeted diluted earnings per share for fiscal 2005. The company also stated that for future periods, it expects to provide forward looking guidance only for the then next fiscal quarter.

Corinthian expects to announce final financial results for fiscal 2004 on September 1, 2004.

California Attorney General Meeting

Additionally, Corinthian said that representatives from the company voluntarily met with personnel from the California Attorney General’s office on July 21 and provided them with information they had requested regarding three previously settled lawsuits. Although it had not been requested, Corinthian also provided the Attorney General with additional materials regarding its policies and programs designed to ensure student satisfaction and comply with regulatory requirements.

About Corinthian Colleges

Corinthian Colleges, Inc. is one of the largest post-secondary education companies in North America, and serves the large and growing segment of the population seeking to acquire career-oriented education to become more qualified and marketable in today’s increasingly demanding workplace. Corinthian’s colleges offer master’s, bachelor’s and associate’s degrees and diploma programs in a variety of fields, with a concentration on careers in healthcare, business, criminal justice and technology. Upon completion of previously announced facilities closures and consolidations, the company will operate 88 colleges in 22 states in the U.S. and 35 colleges and 15 corporate training centers in seven Canadian provinces.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The company intends that all such statements be subject to the “safe-harbor” provisions of that Act. Such statements include, but are not limited to, the company’s expectations regarding preliminary financial results for fiscal 2004 and its expected future financial results. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including general changes in the economic climate in the U.S. and Canada, potential difficulties in integrating and operating acquired campuses, difficulties or additional expenses in opening new branch campuses, possible failure or inability to attain

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regulatory consents for branch campuses, potential increased competition, possible changes in student perception, changes in demand for curricula offered by the company, potential higher average costs to offer new curricula, the effectiveness of the company’s advertising and promotional efforts, the effectiveness of the company’s regulatory compliance efforts, and other risks and uncertainties described in the company’s filings with the U.S. Securities and Exchange Commission. The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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